PRESS RELEASE


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                    [FFVA Financial Corporation Letterhead]

                                 PRESS RELEASE


June 3, 1996                                     Contact: James L. Davidson, Jr.
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For Immediate Release                                    President & CEO
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                                                         (804) 845-2371
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     Lynchburg, Virginia -- June 3, 1996 -- FFVA Financial Corporation (NASDAQ -
FFFC), the holding company of First Federal Savings Bank of Lynchburg, has announced its intention to repurchase up to 10% of the Company's outstanding shares of common stock. Mr. James L. Davidson, Jr., President, said the Company has been authorized by its Board of Directors to initiate the repurchase program. He further stated that the Company's request to repurchase the shares had been approved by the Office of Thrift Supervision.

     The Company plans to repurchase shares of its common stock in open-market transactions, subject to availability of stock. Such repurchased shares will be retired.

     The Company completed its offering of common stock in connection with the conversion of First Federal Savings Bank of Lynchburg from a federally chartered mutual savings bank to a federally chartered stock savings bank on October 12, 1994. Three similar repurchase programs have been completed, resulting in the retirement of approximately 14% of the shares of common stock originally issued.


                                 (804) 845-2371
                                925 Main Street
                           Lynchburg, Virginia 24505